EXHIBIT 16.1

  June 26, 2008

  Office of Chief Accountant
  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, D.C. 20549

  RE:          Team Nation Holdings Corporation
  (Formerly Suncross Exploration Corporation)
  Commission File Number:  333-144597

We have read the statements under Item 4.01 of the Form 8-K regarding the recent change of auditors.  We agree with all such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas